[FORM OF SHEARMAN & STERLING TAX OPINION]





                                                               February __, 1998


NB Capital Corporation
125 West 55th Street
New York, New York 10019

National Bank of Canada
National Bank Tower
600 de La Gauchetiere Street West
Montreal, Quebec H3B 4L2


                             NB Capital Corporation
           8.35% Noncumulative Exchangeable Preferred Stock, Series A
           ----------------------------------------------------------

Ladies and Gentlemen:

                  We hereby confirm that, as of the date hereof, the statements set forth under the caption "United States Federal Income Tax Considerations" in the Prospectus dated February __, 1998 contained in the Registration Statement on Form S-4 (Registration No. 333- 41009), as amended, of NB Capital Corporation, to the extent that they constitute a summary of legal matters or legal conclusions, are accurate in all material respects.

                                        Very truly yours,